UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32352

Delaware	26-0075658
(State of other jurisdiction of incorporation)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 22, 2016, 21st Century Fox America, Inc. (“21CFA”), a subsidiary of Twenty-First Century Fox, Inc. (the “Company”), the Company, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), Deutsche Bank AG New York Branch (“DB”), Goldman Sachs Bank USA (“GS”), Bank of America, N.A. (“Bank of America”) and Citibank, N.A. (“Citibank”, together with JPMorgan Chase, DB, GS and Bank of America, the “Lenders”) entered into a first amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of May 21, 2015 (the “Credit Agreement”), by and among 21CFA as Borrower, the Company as Parent Guarantor, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase and Citibank as Co-Administrative Agents, JPMorgan Chase as Designated Agent, Bank of America as Syndication Agent, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners and Deutsche Bank Securities Inc. and GS, as Co-Documentation agents.

The Amendment amends the Credit Agreement to, among other matters:

•	Amend certain terms, baskets, and exceptions to conform the Credit Agreement to the Bridge Credit Agreement, dated as of December 15, 2016 (the “Bridge Credit Agreement”), which was entered into to provide financing in connection with a recommended pre-conditional cash offer by the Company for the fully diluted share capital of Sky plc (“Sky”) which the Company and its affiliates do not already own (the “Acquisition”), as previously described in the Company’s Current Report on Form 8-K filed December 16, 2016;

•	Amend the permitted operating income leverage ratio of the Company to (x) 5.0 to 1.0 for any period ending on or prior to the later of (i) the date that is eighteen months after the closing date of the Acquisition and (ii) December 31, 2018 and (y) 4.5 to 1.0 thereafter (in each case only if the closing date of the Acquisition has occurred); and

•	Exclude from the calculation of the operating income leverage ratio certain indebtedness incurred to finance the Acquisition that is held in escrow or with a lender under the Bridge Credit Agreement.

In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with 21CFA, the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, 21CFA, the Company and the Company’s subsidiaries have entered into or may enter into in the future certain engagements with one or more Lenders or their affiliates relating to specific endeavors, including the Bridge Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Credit Agreement is summarized in more detail in a Current Report on Form 8-K filed on May 21, 2015, and the Bridge Credit Agreement is summarized in more detail in the Company’s Current Report on Form 8-K filed December 16, 2016.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Amendment, dated as of December 22, 2016, to the Amended and Restated Credit Agreement, dated as of May 21, 2015, by and among, 21st Century Fox America, Inc., Twenty-First Century Fox, Inc., and the lenders and issuing banks named therein, JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative agents, JPMorgan Chase Bank, N.A. as designated agent, Bank of America, N.A. as syndication agent, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners and Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova

Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: December 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment, dated as of December 22, 2016, to the Amended and Restated Credit Agreement, dated as of May 21, 2015, by and among, 21st Century Fox America, Inc., Twenty-First Century Fox, Inc., and the lenders and issuing banks named therein, JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative agents, JPMorgan Chase Bank, N.A. as designated agent, Bank of America, N.A. as syndication agent, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners and Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as co-documentation agents.